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                                  EXHIBIT 99.1

                INSITE VISION INCORPORATED 1994 STOCK OPTION PLAN


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                                                        EMPLOYEES & CONSULTANTS



                           INSITE VISION INCORPORATED






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                             1994 STOCK OPTION PLAN

                           PLAN SUMMARY AND PROSPECTUS

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                                     The date of this Prospectus is May 20, 1999


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                                TABLE OF CONTENTS


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INFORMATION ON THE 1994 STOCK OPTION PLAN............................................................................1

QUESTIONS AND ANSWERS ABOUT THE OPTION PLAN..........................................................................1

           GENERAL PROVISIONS........................................................................................1

                     1.     What is the basic structure of the Option Plan?..........................................1
                     2.     When was the Option Plan adopted?........................................................2
                     3.     Who administers the Option Plan?.........................................................2
                     4.     Who is eligible to participate?..........................................................2
                     5.     What stock will I receive upon the exercise of an option or upon a share issuance under the Option Plan?. .................................................................2
                     6.     How many shares of Common Stock may be issued under the Option Plan?.....................2
                     7.     What happens if there is a stock dividend or other change in the Common Stock?...........3
                     8.     Can the Option Plan be amended or terminated?............................................3

           GRANT OF OPTIONS..........................................................................................3

                     9.     How are options granted under the Discretionary Option Grant Program?....................3
                     10.    Will I be required to pay for an option granted under the Discretionary Option
                            Grant Program? ..........................................................................4
                     11.    How is the exercise price determined?....................................................4
                     12.    How is the fair market value of the Common Stock determined?.............................4
                     13.    Can the Corporation cancel my options and grant me new options?..........................4
                     14.    Can I assign or transfer my options?.....................................................4
                     15.    When do I acquire the rights of a stockholder?...........................................4

           EXERCISE OF OPTIONS.......................................................................................4

                     16.    When may I exercise my options?..........................................................4
                     17.    How do I exercise my options?............................................................5
                     18.    What form of payment is required when I exercise my options?.............................5
                     19.    What is the Tax Withholding Program?.....................................................5

           INCENTIVE OPTIONS.........................................................................................5

                     20.    Who is eligible to receive an Incentive Option?..........................................5
                     21.    Is there a limitation on the number of shares for which an Incentive Option may become exercisable in any one calendar year? ............................................6
                     22.    What limitations apply to Incentive Options granted to a 10% stockholder?................6

           EARLY TERMINATION OF OPTIONS..............................................................................6

                     23.    What happens to my options if my employment or service terminates?.......................6
                     24.    What happens to my options if I die or become permanently disabled?......................7
                     25.    What happens to my options if the Corporation is acquired or merged?.....................7
                     26.    What happens to my options if they are not terminated upon a Corporate Transaction?......8
                     27.    What happens to my options if there is a change in control of the Corporation?...........8

           DISPOSITION OF OPTION SHARES..............................................................................9

                     28.    When can I sell my shares?...............................................................9

           MISCELLANEOUS.............................................................................................9

                     29.    Are loans or installment payments available under the Option Plan?.......................9
                     30.    Do I have the right to remain employed until my options under the Discretionary
                            Option Grant Program vest? ..............................................................9
                     31.    Are there any circumstances which would cause me to lose my rights with respect to an option or a share issuance? .......................................................9
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                     32.    Does the Option Plan restrict the authority of the Corporation to grant or assume options outside of the Option Plan? .............................................10
                     33.    Does the grant of an option or the issuance of shares under the Option Plan affect my eligibility to participate in other plans of the Corporation? ................10
                     34.    What is a parent corporation?...........................................................10
                     35.    What is a subsidiary corporation?.......................................................10
                     36.    Is the Option Plan subject to ERISA?....................................................10

QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES...................................................................10

           INCENTIVE OPTIONS........................................................................................10
                     T1.    Will the grant of an Incentive Option result in Federal income tax liability to me?.....10
                     T2.    Will the exercise of an Incentive Option result in Federal income tax liability to me?..10
                     T3.    When will I be subject to Federal income tax on shares purchased under an
                            Incentive Option? ......................................................................11
                     T4.    What constitutes a disposition of Incentive Option shares?..............................11
                     T5.    How is my Federal income tax liability determined when I sell my shares?................11
                     T6.    What if I make a qualifying disposition?................................................11
                     T7.    What are the tax rules for a disqualifying disposition?.................................11
                     T8.    What are the Federal tax consequences to the Corporation?...............................12
                     T9.    What are the consequences of paying the exercise price of an Incentive Option in the form of shares of Common Stock acquired upon the exercise of an earlier-granted Incentive Option if the delivery of the shares results in a disqualifying disposition?..............................................................12
                     T10.   What are the consequences of paying the exercise price of an Incentive Option in the form of shares of Common Stock (i) acquired under an Incentive Option and held for the requisite holding periods, (ii) acquired under a Non-statutory
                            Option or (iii) acquired through open-market purchases? ................................13

                     T11.   What are the consequences of a subsequent disposition of shares purchased under an Incentive Option with shares of Common Stock? .................................13

           NON-STATUTORY OPTIONS....................................................................................13

                     T12.   Will the grant of a Non-statutory Option result in Federal income tax liability to me? .......................................................................13
                     T13.   What Federal income tax liability results upon the exercise of a
                            Non-statutory Option? ..................................................................13
                     T14.   What are the Federal tax consequences to the Corporation?...............................13
                     T15.   Will I recognize additional income when I sell shares acquired under a
                            Non-statutory Option? ..................................................................13
                     T16.   What are the consequences of paying the exercise price of a Non-statutory
                            Option in the form of shares of Common Stock previously acquired upon the exercise of employee stock options or through open-market purchases? ...................14

           FEDERAL TAX RATES........................................................................................14

                     T17.   What are the applicable Federal tax rates?..............................................14

           ALTERNATIVE MINIMUM TAX..................................................................................15

                     T18.   What is the alternative minimum tax?....................................................15
                     T19.   How is the alternative minimum tax calculated?..........................................15
                     T20.   What is the allowable exemption amount?.................................................15
                     T21.   Is the spread on an Incentive Option at the time of exercise normally includible in alternative minimum taxable income?..................................................15
                     T22.   How will the payment of alternative minimum taxes in one year affect the calculation of my tax liability in a later year? .......................................15

REGISTRANT INFORMATION AND OPTION PLAN ANNUAL INFORMATION...........................................................16
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THIS DOCUMENT CONSTITUTES PART OF THE OFFICIAL PROSPECTUS COVERING SECURITIES
THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

                               INFORMATION ON THE
                             1994 STOCK OPTION PLAN

           InSite Vision Incorporated a Delaware corporation (the "Corporation"), is offering shares of its common stock to eligible individuals pursuant to stock options under the InSite Vision Incorporated 1994 Stock Option Plan (the "Option Plan"). The purpose of the Option Plan is to offer the Corporation's officers and other key employees, non-employee members of the Board of Directors (the "Board") and consultants and other independent contractors in the Corporation's service the opportunity to acquire an ownership interest in the Corporation as an incentive for such individuals to continue in service. Unless the context indicates otherwise, all references to the Corporation in this description of the Option Plan will include InSite Vision Incorporated and its parent and subsidiary corporations, whether now existing or subsequently established.

                   QUESTIONS AND ANSWERS ABOUT THE OPTION PLAN

           This Plan Summary and Prospectus sets forth in question and answer format a description of the material provisions of the option grants that may be made from time to time under the Discretionary Option Grant Program in effect under the Option Plan to individuals who are NOT officers or directors of the Corporation subject to the short swing profit restrictions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

           This Plan Summary and Prospectus reflects a number of amendments to the Option Plan approved by the Corporation's stockholders at the 1998 Annual Meeting.

                               GENERAL PROVISIONS

        1. WHAT IS THE BASIC STRUCTURE OF THE OPTION PLAN?

           The Discretionary Option Grant Program is one of two equity incentive programs in effect under the Option Plan. Under the Discretionary Option Grant Program, eligible individuals may be granted stock options that will provide them with the right to purchase a specified number of shares of the Corporation's common stock at a fixed price based upon the fair market value of the option shares on the grant date. Both the number of shares and the per share price will be determined by the plan administrator at the time of grant and will be set forth in a written agreement evidencing the grant. The right to purchase the shares of the Corporation's common stock will usually become exercisable in installments over the optionee's period of service, and once the right becomes so exercisable, the option may be exercised for those installments at any time before the date the option expires or terminates.

           Options granted under the Discretionary Option Grant Program may, at the plan administrator's discretion, be incentive stock options ("Incentive Options") designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not satisfy such requirements ("Non-statutory Options"). For a discussion of the difference in tax treatment under the Code between Incentive Options and Non-statutory Options, see the "Questions and Answers on Federal Tax Consequences" section below.

           The second program in effect under the Option Plan is the Automatic Option Grant Program, pursuant to which non-employee Board members will receive automatic option grants at designated intervals over their period of Board service. The terms and conditions applicable to each such grant will be in strict compliance with the provisions of the Automatic Option Grant Program, and the plan administrator will have no discretion to modify those terms and conditions. All grants under the Automatic Option Grant Program will be Non-statutory Options.


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        2. WHEN WAS THE OPTION PLAN ADOPTED?

           The Option Plan was adopted by the Board on July 28, 1993 as the successor to the Corporation's existing 1989 Stock Plan (the "Predecessor Plan") and was approved by the stockholders in August 1993. All outstanding options under the Predecessor Plan were incorporated into the Option Plan, and no further option grants will be made under the Predecessor Plan. The options incorporated into the Option Plan will continue to be governed by the terms and conditions of the instruments evidencing those grants, and no provision of the Option Plan will adversely affect or modify the rights of the holders of the incorporated options to acquire shares of the Corporation's common stock under those options.

        3. WHO ADMINISTERS THE OPTION PLAN?

           The Option Plan is administered by the Compensation Committee (the "Committee") of the Board. The Committee is composed of two (2) or more non-employee Board members appointed by the Board. Committee members will serve for so long as the Board deems appropriate and may be removed by the Board at any time.

           The term "Plan Administrator" as used in this document will mean the Committee acting in its administrative capacity under the Option Plan.

           The Plan Administrator will have full authority, subject to the express provisions of the Option Plan, to determine the persons to whom option grants are to be made under the Discretionary Option Grant Program, the number of shares to be subject to each such grant, the maximum period for which the granted option is to remain outstanding and the time or times when such option is to become exercisable. Decisions of the Plan Administrator on all matters relating to the Discretionary Option Grant Program, including option grants made thereunder, are binding and conclusive on all persons having any interest in such program.

        4. WHO IS ELIGIBLE TO PARTICIPATE?

           Key employees (including officers), non-employee Board members, consultants and other independent advisors in the Corporation's service are eligible to receive options under the Discretionary Option Grant Program. However, the actual individuals to whom option grants are to be made will be determined by the Plan Administrator in its sole discretion.

        5. WHAT STOCK WILL I RECEIVE UPON THE EXERCISE OF AN OPTION OR UPON A SHARE ISSUANCE UNDER THE OPTION PLAN?

           Upon exercise of your option, you will receive shares of the Corporation's common stock, $0.001 par value per share ("Common Stock"). The Common Stock will be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares repurchased on the open market.

        6. HOW MANY SHARES OF COMMON STOCK MAY BE ISSUED UNDER THE OPTION PLAN?

           The maximum number of shares of Common Stock issuable over the term of the Option Plan may not exceed 3,091,353 shares, subject to adjustment for certain changes in the Corporation's capital structure (see Questions 7 and 26). Such share reserve includes (i) the initial number of shares reserved for issuance under the Option Plan on the Effective Date, including the shares reserved for issuance under outstanding options granted under the 1989 Plan and incorporated into the Option Plan, (ii) the 500,000-share increase authorized by the Board on March 29, 1994 and approved by the stockholders on May 31, 1994,
(iii) an additional 500,000-share increased authorized by the Board on March 17, 1997 and approved by the stockholders on June 2, 1997, (iv) the 265,521 share increase effected on January 2, 1998 pursuant to the automatic annual share increase provisions of the Option Plan and (v) an additional 336,979 share increase effected on January 4, 1999 pursuant to such automatic share increase provisions.



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           The share reserve will continue to increase automatically on the first day of January in each year during the remaining term of the Plan by an amount equal to 2.0% of the total number of shares of Common Stock outstanding on the last day in December of the immediately preceding calendar year.

           Should an outstanding option under the Discretionary Option Grant Program expire or terminate for any reason prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent option grant under the Option Plan. However, shares subject to any option surrendered or cancelled in connection with the exercise of any stock appreciation rights granted under the Option Plan will reduce the number of shares reserved for issuance under the Option Plan.

           No individual participating in the Option Plan may be granted stock options for more than 850,000 shares of Common Stock over the term of the Option Plan. However, for purposes of this limitation any option grants made before January 1, 1994 will not be taken into account.

        7. WHAT HAPPENS IF THERE IS A STOCK DIVIDEND OR OTHER CHANGE IN THE COMMON STOCK?

           In the event of a stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments will automatically be made to (i) the maximum number and/or class of securities issuable under the Option Plan, (ii) the number and/or class of securities that any one person may be granted stock options under the Option Plan after December 31, 1993, (iii) the maximum number and/or class of securities which may be issued under the Automatic Option Grant Program and (iv) the number and/or class of securities and option price per share in effect under each outstanding option under the Option Plan, including options incorporated from the Predecessor Plan. The adjustments to such outstanding options will preclude the dilution or enlargement of the rights and benefits available under those options.

        8. CAN THE OPTION PLAN BE AMENDED OR TERMINATED?

           Yes. The Board has exclusive authority to amend or modify the Option Plan in any and all respects. However, no amendment or modification may, without the consent of the option holder, adversely affect such individual's rights and obligations under his or her outstanding options under the Option Plan, and no such amendment or modification may adversely affect the rights of any individual with respect to the Common Stock issued under the Option Plan prior to such action. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

           Unless sooner terminated pursuant to a Corporate Transaction (see Question 25), the Option Plan will terminate upon the earlier of (i) July 27, 2003 or (ii) the date on which all shares available for issuance under the Option Plan are issued as fully-vested shares. Should the Option Plan terminate on July 27, 2003, then all option grants outstanding at that time under the Option Plan will continue to have force and effect in accordance with the provisions of the instruments evidencing those grants.

                                GRANT OF OPTIONS

        9. HOW ARE OPTIONS GRANTED UNDER THE DISCRETIONARY OPTION GRANT PROGRAM?

           The Plan Administrator will have complete discretion to determine when and to whom options will be granted, the number of shares subject to each such grant, the status of the grant as either an Incentive Option or a Non-statutory Option, the time or times the option is to become exercisable and the maximum term for which the option is to remain outstanding. An individual granted such an option must sign a grant agreement evidencing the option grant.



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        10. WILL I BE REQUIRED TO PAY FOR AN OPTION GRANTED UNDER THE
DISCRETIONARY OPTION GRANT PROGRAM?

            No. The option is granted in recognition of your services to the Corporation and does not require any cash payment. To purchase shares under the option, however, you must pay the exercise price for the number of shares you elect to purchase. See the section below entitled "Exercise of Options."

        11. HOW IS THE EXERCISE PRICE DETERMINED?

            The exercise price per share is determined by the Plan Administrator. However, the exercise price will not be less than one hundred percent (100%) of the fair market value of the Common Stock on the grant date.

        12. HOW IS THE FAIR MARKET VALUE OF THE COMMON STOCK DETERMINED?

            The fair market value per share of Common Stock on any relevant date under the Option Plan will be the closing selling price on that date as reported on the Nasdaq National Market. If the stock is not traded on that day, the fair market value will be the closing selling price per share on the last preceding date for which such quotation exists. Stock prices are reported daily in most major newspapers.

        13. CAN THE CORPORATION CANCEL MY OPTIONS AND GRANT ME NEW OPTIONS?

            Yes. The Plan Administrator has the authority to cancel outstanding options and to issue new options in replacement, but your consent will be required in connection with your participation in any such cancellation/regrant program. The new options can cover the same or a different number of shares of Common Stock. However, the new options must have an exercise price per share of at least one hundred percent (100%) of the fair market value of the Common Stock on the new grant date. In addition, it is likely that the new options will have a vesting schedule based on the new grant date, without any credit provided for the period the cancelled options were outstanding.

        14. CAN I ASSIGN OR TRANSFER MY OPTIONS?

            No. Your options generally cannot be assigned or transferred, except by the provisions of your will or the laws of inheritance following your death. However, one or more Non-statutory Options may be structured so that those options will be assignable in whole or in part during your lifetime to one or more members of your immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. No such assignment will be permitted, however, unless in connection with your estate plan.

        15. WHEN DO I ACQUIRE THE RIGHTS OF A STOCKHOLDER?

            An option holder has no stockholder rights with respect to the shares covered by his or her option. Stockholder rights are not acquired until the option holder exercises the option and pays the exercise price for the purchased shares.

                              EXERCISE OF OPTIONS


        16. WHEN MAY I EXERCISE MY OPTIONS?

            Your option may be immediately exercisable for all of the option shares or may become exercisable for such shares in one or more installments over the period that you remain in the Corporation's service. The exercise schedule applicable to your option will be determined by the Plan Administrator at the time of grant and will be set forth in the notice evidencing the grant. You may exercise your option at any time for the shares for which your option has become exercisable, provided you do so before the option terminates.



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            No option granted under the Discretionary Option Grant Program may have a term in excess of ten (10) years from the grant date. Your option may, however, terminate prior to its designated expiration date in the event of your termination of service or upon the occurrence of certain other events. See the section below entitled "Early Termination of Options."

        17. HOW DO I EXERCISE MY OPTIONS?

            To exercise your option, you must provide the Corporation with written notice of the exercise in which you specify the number of shares to be purchased under your option. The notice must also be accompanied by payment of the exercise price for the purchased shares, together with appropriate proof that the person exercising the option (if other than yourself) has the right to effect such exercise. You will be required to satisfy all applicable income and employment tax withholding requirements at that time. For information about the tax treatment applicable to your option exercise, see the "Questions and Answers on Federal Tax Consequences" section below.

        18. WHAT FORM OF PAYMENT IS REQUIRED WHEN I EXERCISE MY OPTIONS?

            The exercise price is due immediately upon the exercise of your option. Payment may be made in cash or check drawn to the Corporation's order or in shares of Common Stock valued at fair market value (see Question 12) on the exercise date. Any shares delivered in payment of the exercise price must have been held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes (generally a six
(6)-month period). The Plan Administrator may, in its discretion, allow you to finance the exercise of your option through a loan from the Corporation or through payment of the exercise price in installments. See Question 29 for further details with respect to such loans or installment payments.

            Cashless exercises are also permitted. To use this procedure, you must provide irrevocable instructions to a Corporation-designated brokerage firm to effect the immediate sale of the shares purchased under your option and to pay over to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes. Concurrently with such instructions, you must also direct the Corporation to deliver the certificates for the purchased shares to the brokerage firm in order to complete the sale transaction.

        19. WHAT IS THE TAX WITHHOLDING PROGRAM?

            The Plan Administrator has the discretionary authority to implement a special tax withholding program under the Option Plan which will provide one or more optionees with the right to have the Corporation withhold, from the shares purchased under their Non-statutory Options, a portion of those shares with a fair market value equal to a designated percentage of the Federal and state income and employment withholding taxes to which the optionees may become subject in connection with the exercise of those options. In lieu of such direct withholding, the Plan Administrator may grant optionees the right to deliver existing shares of Common Stock in satisfaction of the withholding tax liability. However, no shares will actually be withheld or accepted in satisfaction of such withholding tax liability except to the extent approved by the Plan Administrator, and any such withheld or delivered shares will be valued at fair market value on the option exercise date.

            The Plan Administrator has sole discretion in selecting the optionees who are to be provided with such tax withholding rights. You will be notified in writing, either at the time of your option grant or at any time while your grant remains outstanding, should you be selected for participation in such program.

                                INCENTIVE OPTIONS

            Questions 20, 21 and 22 apply only to Incentive Options. Non-statutory Options are NOT subject to these provisions.

        20. WHO IS ELIGIBLE TO RECEIVE AN INCENTIVE OPTION?

            Incentive Options may only be granted to individuals who are employees of the Corporation.



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        21. IS THERE A LIMITATION ON THE NUMBER OF SHARES FOR WHICH AN INCENTIVE
OPTION MAY BECOME EXERCISABLE IN ANY ONE CALENDAR YEAR?

            Yes. The aggregate fair market value of the shares of Common Stock (determined at the date of grant) for which an option may for the first time become exercisable in any calendar year as an incentive stock option under the Federal tax laws may not exceed $100,000 per optionee. To the extent you hold two (2) or more Incentive Options which become exercisable for the first time in the same calendar year, the $100,000 limitation will be applied on the basis of the order in which those options were granted. Options which do not qualify for incentive stock option treatment under the Federal tax laws by reason of this dollar limitation may nevertheless be exercised as Non-statutory Options in the calendar year in which they become exercisable for the excess number of shares.

                EXAMPLE: On December 3, 1999, Sam Smith is granted an Incentive Option to purchase 40,000 shares of Common Stock at an exercise price of $7.00 per share, the fair market value of the Common Stock on that date. The option becomes exercisable for the shares in a series of 4 successive equal annual installments, beginning one year after the grant date. When the option becomes exercisable for the second annual installment on December 3, 2001, the fair market value of the Common Stock is assumed to be $15.00 per share. On November 25, 2000, Sam is granted a second Incentive Option to purchase 15,000 shares at an exercise price of $10.00 per share, the fair market value of the Common Stock on that date. This option will also become exercisable in 4 successive equal annual installments beginning on November 25, 2001, when the fair market value of the Common Stock is assumed to be $15.00 per share.

                The aggregate fair market value of the 40,000 shares of Common Stock on the grant date under the first option is $280,000. The aggregate fair market value of the 15,000 shares under the second option is $150,000 at the time of grant. In calendar year 2001, Common Stock valued at $70,000 for Incentive Option purposes first becomes purchasable under the 1999 option (25% of the option shares) and Common Stock valued at $37,500 first becomes purchasable under the calendar year 2000 option (25% of the option shares). 750 of the shares purchasable under the calendar year 2000 option will not qualify for favorable tax treatment as incentive stock options because the aggregate value (as measured as of the grant date) of the shares of Common Stock for which the two options first become exercisable in calendar year 2001 exceeds $100,000 ($70,000 + $37,500 = $107,500). The 750 shares which do not qualify for incentive stock option treatment under the calendar year 2000 option may be exercised as Non-statutory Options.

        22. WHAT LIMITATIONS APPLY TO INCENTIVE OPTIONS GRANTED TO A 10% STOCKHOLDER?

            If the individual to whom an Incentive Option is granted is at the time of grant the owner of stock possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any parent or subsidiary corporation, then the exercise price per share cannot be less than one hundred ten percent (110%) of the fair market value of the Common Stock on the grant date and the term of the option may not exceed five (5) years from the grant date.

                          EARLY TERMINATION OF OPTIONS

        23. WHAT HAPPENS TO MY OPTIONS IF MY EMPLOYMENT OR SERVICE TERMINATES?

            After your cessation of service, you will have a limited period of time in which to exercise your outstanding options for any shares for which your options are exercisable on the date your service ends. The length of this period will be set forth in your grant agreement and will generally not be in excess of three (3) months. However, you must in all events exercise your option before the specified expiration date of the option term. Each of your outstanding options will, immediately upon your cessation of service, terminate and cease to be outstanding with respect to any shares for which the option is not otherwise at that time exercisable.



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            For purposes of the Option Plan, you will be deemed to continue in service for so long as you render services on a periodic basis to the Corporation or any parent or subsidiary corporation, whether as (i) an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, (ii) a non-employee member of the board of directors or (iii) an independent consultant or advisor retained to perform specific tasks or assignments for the Corporation.

            The Plan Administrator has the discretion to extend the period in which you may exercise one or more of your options following your cessation of service and/or to permit such options to be exercised not only with respect to the number of shares for which your option is at the time exercisable but also with respect to one or more subsequent installments of purchasable shares for which your option would have become exercisable had you continued in service. You will be notified, at the time of your cessation of service, in the event the Plan Administrator decides to provide you with any of those additional benefits.

            Should you be discharged from service for Misconduct, all of your outstanding options will immediately terminate. For purposes of the Plan, Misconduct will include:

                (i) any act of dishonesty or willful misconduct;

                (ii) any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiaries; or

                (iii) embezzlement or fraud.

            However, the foregoing definition will not be deemed to be inclusive of all the acts or omissions which the Corporation may consider as grounds for the dismissal of any individual in the service of the Corporation.

        24. WHAT HAPPENS TO MY OPTIONS IF I DIE OR BECOME PERMANENTLY DISABLED?

            If you die while holding one or more outstanding options under the Option Plan, the personal representative of your estate or the person or persons to whom the options are transferred by the provisions of your will or the laws of inheritance following your death may exercise those options for any or all shares for which the options were exercisable on the date your service with the Corporation ceased, less any shares you may have subsequently purchased prior to your death. Each such option must be exercised by the earlier of (i) the expiration date of the option term or (ii) the first anniversary of the date of your death or any shorter period specified in the instrument evidencing that option.

            If you become permanently disabled and cease by reason thereof to remain in the Corporation's service, you will normally have a period of twelve
(12) months from the date of such cessation of service during which to exercise your options for any or all of the shares for which your were exercisable on the date your service terminated. In no event, however, may you exercise any option after the specified expiration date of the option term. For purposes of the Option Plan, you will be deemed to be permanently disabled if you are unable to perform any substantial gainful activity by reason of any medically-determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) consecutive months or more.

        25. WHAT HAPPENS TO MY OPTIONS IF THE CORPORATION IS ACQUIRED OR MERGED?

            In the event of a Corporate Transaction (as defined below), all options outstanding under the Discretionary Option Grant Program will automatically accelerate so that each option will, immediately prior to the specified effective date of the Corporate Transaction, become fully exercisable for the total number of shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully-vested shares. However, an outstanding option will NOT so accelerate upon the Corporate Transaction, if and to the extent the option is to be assumed by the successor corporation (or its parent company) or replaced with a comparable option to purchase shares of the successor corporation.

           A Corporate Transaction is defined under the Option Plan as:

           - a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

           - the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation.

           Any Incentive Options accelerated upon the Corporate Transaction will remain exercisable as incentive stock options under the Federal tax laws only to the extent the dollar limitation discussed in Question 21 above is not exceeded.

        26. WHAT HAPPENS TO MY OPTIONS IF THEY ARE NOT TERMINATED UPON A CORPORATE TRANSACTION?

            Each continuing or assumed option will, immediately after the Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issued to the optionee in consummation of the Corporate Transaction had the option been exercised immediately prior to the Corporate Transaction. Appropriate adjustments will also be made to the exercise price payable per share, provided the aggregate exercise price will remain the same.

            However, should your service terminate through an Involuntary Termination within twelve (12) months following the effective date of a Corporate Transaction in which your options are assumed, then each of those options will accelerate and become immediately exercisable for all the option shares as fully-vested shares. Each option so accelerated may be exercised for any or all those fully-vested shares at any time until the earlier of (i) the expiration of the option term or (ii) the expiration of the three (3)-month period measured from the date of your Involuntary Termination.

            An Involuntary Termination will be deemed to occur upon (i) the optionee's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct or (ii) the optionee's voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any objective-performance incentive plan) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the optionee's consent.

        27. WHAT HAPPENS TO MY OPTIONS IF THERE IS A CHANGE IN CONTROL OF THE CORPORATION?

            In the event of a Change in Control (as defined below), all options outstanding under the Discretionary Option Grant Program will automatically accelerate so that each option will, immediately prior to the specified effective date of the Change in Control, become fully exercisable for the total number of shares of Common Stock at the time subject to that option and may be exercised for all or any portion of those shares as fully-vested shares.

            For purposes of the Option Plan, a Change in Control will include any of the following transactions, other than a transaction which also qualifies as a Corporate Transaction (as defined in Question 25 above):

            (i) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Corporation representing forty percent (40%) or more of the combined voting power of the Corporation's then outstanding securities entitled to vote for the election of Board members, pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept; or

            (ii) a change in the composition of the Board occurs over any period of two (2) consecutive years or less such that a majority of the Board ceases for any reason to be composed of individuals who either (A) have been Board members continuously since the beginning of that period or (B) have been elected or nominated for election as Board members during such period by a vote of at least three-fourths (3/4) of the Board members described in clause (A) who were still in office at the time Board approved such election or nomination.

            Each option accelerated in connection with such a Change in Control will remain fully exercisable until such option expires or terminates. However, any Incentive Options accelerated upon the Change in Control will remain exercisable as incentive stock options under the Federal tax laws only to the extent the dollar limitation discussed in Question 21 above is not exceeded.

                          DISPOSITION OF OPTION SHARES

        28. WHEN CAN I SELL MY SHARES?

            You may sell the shares you purchase under the Option Plan at any time without restriction, subject only to any Corporation-imposed black-out period, provided you are NOT at the time an officer or director of the Corporation subject to the short-swing profit limitations of the Federal securities laws.

                                 MISCELLANEOUS


        29. ARE LOANS OR INSTALLMENT PAYMENTS AVAILABLE UNDER THE OPTION PLAN?

            The Plan Administrator may assist you in the acquisition of shares under the Discretionary Option Grant Program by (i) authorizing the extension of a loan to you from the Corporation or (ii) permitting you to pay the purchase price for the shares in installments over a period of years. The terms of any such loan or installment method of payment, including the interest rate and terms of repayment, will be established in the sole discretion of the Plan Administrator. Loans and installment payments may be made without security or collateral. However, the maximum credit available to you may not exceed the purchase price payable for the acquired shares, plus any withholding tax liability incurred by you in connection with such acquisition.

            The Corporation will comply with all applicable requirements of Regulation U of the Board of Governors of the Federal Reserve System in connection with any loans or other financing extended under the Option Plan.

        30. DO I HAVE THE RIGHT TO REMAIN EMPLOYED UNTIL MY OPTIONS UNDER THE DISCRETIONARY OPTION GRANT PROGRAM VEST?

            No. Nothing in the Option Plan or in any option grant under such plan is intended to provide any individual with the right to remain in the Corporation's service for any specific period, and both you and the Corporation will each have the right to terminate your service at any time and for any reason, with or without cause.

        31. ARE THERE ANY CIRCUMSTANCES WHICH WOULD CAUSE ME TO LOSE MY RIGHTS WITH RESPECT TO AN OPTION OR A SHARE ISSUANCE?

            Yes. The grant of stock options and the issuance of Common Stock under such options are subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Option Plan and the securities issuable thereunder. It is possible that the Corporation could be prevented from granting stock options or from issuing shares of Common Stock under the Option Plan in the event one or more required approvals or permits were not obtained.

        32. DOES THE OPTION PLAN RESTRICT THE AUTHORITY OF THE CORPORATION TO GRANT OR ASSUME OPTIONS OUTSIDE OF THE OPTION PLAN?

            No. The Option Plan does not limit the authority of the Corporation to grant options outside of the Option Plan or to grant options to, or assume the options of, any person in connection with the acquisition of the business and assets of any firm, company or other business entity.

        33. DOES THE GRANT OF AN OPTION OR THE ISSUANCE OF SHARES UNDER THE OPTION PLAN AFFECT MY ELIGIBILITY TO PARTICIPATE IN OTHER PLANS OF THE CORPORATION?

            No. Stock option grants and shares issuances made under the Option Plan do not in any way affect, limit or restrict your eligibility to participate in any other stock plan or other compensation or benefit plan or program maintained by the Corporation.

        34. WHAT IS A PARENT CORPORATION?

            A parent corporation is any corporation which owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding securities.

        35. WHAT IS A SUBSIDIARY CORPORATION?

            A corporation is a subsidiary if the Corporation owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of the outstanding securities of that corporation.

        36. IS THE OPTION PLAN SUBJECT TO ERISA?

            The Option Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) or Section 401(a) of the Code.

            QUESTIONS AND ANSWERS ON FEDERAL TAX CONSEQUENCES

            The following is a general description of the Federal income tax consequences of stock option grants and share issuances under the Option Plan. State and local tax treatment, which is not discussed below, may vary from such Federal income tax treatment. You should consult with your own tax advisor as to the tax consequences of your particular transactions under the Option Plan.

            The tax consequences of Incentive Options and Non-statutory Options differ as described below.

                               INCENTIVE OPTIONS

        T1. WILL THE GRANT OF AN INCENTIVE OPTION RESULT IN FEDERAL INCOME TAX
            LIABILITY TO ME?

            No.

        T2. WILL THE EXERCISE OF AN INCENTIVE OPTION RESULT IN FEDERAL INCOME
            TAX LIABILITY TO ME?

            No. You will not recognize taxable income at the time the Incentive Option is exercised. However, the amount by which the fair market value (at the time of exercise) of the purchased shares exceeds the exercise price will constitute an adjustment to your income for purposes of the alternative minimum tax (see the "Alternative Minimum Tax" section below). On or before January 31 of the calendar year following the calendar year in which you exercise your Incentive Option, you will receive an information statement from the Corporation indicating, among other items, the number of shares of Common Stock you purchased in connection with such exercise, the market price of the Common Stock on the exercise date and the price you paid for the purchased shares.

        T3. WHEN WILL I BE SUBJECT TO FEDERAL INCOME TAX ON SHARES PURCHASED
            UNDER AN INCENTIVE OPTION?

            Generally, you will recognize income in the year in which you make a disposition of the shares purchased under your Incentive Option.

        T4. WHAT CONSTITUTES A DISPOSITION OF INCENTIVE OPTION SHARES?

            A disposition of shares purchased under an Incentive Option will occur in the event you transfer legal title to those shares, whether by sale, exchange or gift, or you deliver such shares in payment of the exercise price of any other Incentive Option you hold. However, a disposition will not occur if you engage in any of the following transactions: a transfer of the shares to your spouse, a transfer into joint ownership with right of survivorship provided you remain one of the joint owners, a pledge of the shares as collateral for a loan, a transfer by bequest or inheritance upon your death or certain tax-free exchanges of the shares permitted under the Code.

        T5. HOW IS MY FEDERAL INCOME TAX LIABILITY DETERMINED WHEN I SELL MY SHARES?

            Your Federal income tax liability will depend upon whether you make a qualifying or disqualifying disposition of the shares purchased under your Incentive Option. A qualifying disposition will occur if the sale or other disposition of the shares takes place more than two (2) years after the date the Incentive Option was granted and more than one (1) year after the date the option was exercised for the particular shares involved in the disposition. Disqualifying dispositions are those which are made before both of these minimum holding periods are satisfied.

        T6. WHAT IF I MAKE A QUALIFYING DISPOSITION?

            If you dispose of your shares after the minimum holding periods have been satisfied, you will recognize a long-term capital gain equal to the excess of (i) the amount realized upon the sale or disposition over (ii) the exercise price paid for the shares. For the tax rates applicable to long-term capital gains, please see Question T17. You will recognize a long-term capital loss if the amount realized is lower than the exercise price paid for the shares.

                Example: On October 1, 1999, you are granted an Incentive Option for 1,000 shares when the market price is $6.00 per share. On October 1, 2001, you exercise the option for 500 vested shares when the market price is $10.00 per share. The purchased shares are held until December 1, 2002, when you sell them for $12.00 per share.

                Because the disposition of the shares is made more than two (2) years after the grant date of the 1997 Incentive Option and more than one (1) year after the option was exercised for the shares sold on December 1, 2002, the sale represents a qualifying disposition of such shares, and for Federal income tax purposes, you will recognize a long-term capital gain of $6.00 per share.

        T7. WHAT ARE THE TAX RULES FOR A DISQUALIFYING DISPOSITION?

            When you make a disqualifying disposition of shares purchased under an Incentive Option, you will recognize ordinary income at the time of the disposition in an amount equal to the excess of (i) the fair market value of the shares on the option exercise date over (ii) the exercise price paid for those shares. If the disqualifying disposition is effected by means of an arm's length sale or exchange with an unrelated party, the ordinary income will be limited to the amount by which (i) the amount realized upon the disposition of the shares or (ii) their fair market value on the exercise date, whichever is less, exceeds the exercise price paid for the shares. The amount of your disqualifying disposition income will be reported by the Corporation on your W-2 wage statement for the year of disposition, and any applicable withholding taxes which arise in connection with the disqualifying disposition will be deducted from your wages or otherwise collected from you.

           Any additional gain recognized upon the disqualifying disposition will be capital gain, which will be long-term if the shares have been held for more than one (1) year following the exercise date of the option. Please see Question T17 for information concerning the federal tax rates applicable to long-term capital gain.

                Example: On October 1, 1999, you are granted an Incentive Option for 1,000 shares with an exercise price of $6.00 per share. On October 1, 2001, you exercise this option for 500 vested shares when the market price is $10.00 per share. The purchased shares are held until March 1, 2002, when you sell them for $12.00 per share.

                Because the disposition of the shares is made less than one (1) year after the date the 1999 Incentive Option was exercised for those shares, the sale represents a disqualifying disposition of the shares, and for Federal income tax purposes, the gain upon the sale will be divided into two (2) components:

                        Ordinary Income:  You will recognize
                ordinary income in the amount of $4.00 per share, the excess of the $10.00 per share market price of the shares on the date the option was exercised over the $6.00 per share exercise price.

                        Capital   Gain:    You   will   also
                recognize a short-term capital gain of $2.00 per share with respect to each share sold.

            In the event the shares purchased under an Incentive Option are sold in a disqualifying disposition for less than the exercise price paid for those shares, you will not recognize any income but will recognize a capital loss equal to the excess of (i) the exercise price paid for the shares over (ii) the amount realized upon the disposition of those shares. For example, if the shares in the above Example are sold for $5.00 per share in the disqualifying disposition, you would simply recognize a short-term capital loss of $1.00 per share.

        T8. WHAT ARE THE FEDERAL TAX CONSEQUENCES TO THE CORPORATION?

            If you make a qualifying disposition of shares acquired upon the exercise of an Incentive Option, then no income tax deduction may be taken by the Corporation with respect to such shares. Should you make a disqualifying disposition, then the Corporation will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the disposition. The deduction will, in general, be allowed to the Corporation in the taxable year in which the disposition occurs.

        T9. WHAT ARE THE CONSEQUENCES OF PAYING THE EXERCISE PRICE OF AN
            INCENTIVE OPTION IN THE FORM OF SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF AN EARLIER-GRANTED INCENTIVE OPTION IF THE DELIVERY OF THE SHARES RESULTS IN A DISQUALIFYING DISPOSITION?

            If the delivery of the shares acquired under an earlier granted Incentive Option results in a disqualifying disposition, then you will be subject to ordinary income taxation on the excess of (i) the fair market value of the delivered shares at the time of their original purchase (or at the time any forfeiture restriction applicable to those shares lapsed) over (ii) the exercise price paid for the delivered shares.

            The tax basis and capital gain holding periods for the shares of Common Stock purchased upon exercise of the Incentive Option will be determined as follows:

            (i) To the extent the purchased shares equal in number the delivered shares as to which there is a disqualifying disposition, the basis for the new shares will be equal to the fair market value of the delivered shares at the time they were originally purchased, and the capital gain holding period for these shares will include the period for which the delivered shares were held.

            (ii) To the extent the number of purchased shares exceeds the number of delivered shares, the additional shares will have a zero basis and a capital gain holding period measured from the exercise date.

        T10. WHAT ARE THE CONSEQUENCES OF PAYING THE EXERCISE PRICE OF AN
             INCENTIVE OPTION IN THE FORM OF SHARES OF COMMON STOCK (I) ACQUIRED UNDER AN INCENTIVE OPTION AND HELD FOR THE REQUISITE HOLDING PERIODS, (II) ACQUIRED UNDER A NON-STATUTORY OPTION OR (III) ACQUIRED THROUGH OPEN-MARKET PURCHASES?

             If the exercise price for the Incentive Option is paid with shares of Common Stock (i) acquired under an Incentive Option and held for the requisite minimum holding periods for a qualifying disposition, (ii) acquired under a Non-statutory Option or (iii) acquired through open-market purchases, you will not recognize any taxable income (other than as described in the "Alternative Minimum Tax" section below) with respect to the shares of Common Stock purchased upon exercise of the Incentive Option. To the extent the purchased shares equal in number the shares of Common Stock delivered in payment of the exercise price, the new shares will have the same basis and holding period for capital gain purposes as the delivered shares. To the extent the number of purchased shares exceeds the number of delivered shares, the additional shares will have a zero basis and a capital gain holding period measured from the exercise date.

        T11. WHAT ARE THE CONSEQUENCES OF A SUBSEQUENT DISPOSITION OF SHARES
             PURCHASED UNDER AN INCENTIVE OPTION WITH SHARES OF COMMON STOCK?

             If the Incentive Option is exercised with shares of Common Stock, then those shares purchased under the Incentive Option which have a zero basis will be treated as the first shares sold or otherwise transferred in a disqualifying disposition. Accordingly, upon such a disqualifying disposition, you will recognize ordinary income with respect to the zero basis shares in an amount equal to their fair market value on the date the option was exercised for those shares. Any additional gain will in most instances be taxed as short-term capital gain.

                             NON-STATUTORY OPTIONS

        T12. WILL THE GRANT OF A NON-STATUTORY OPTION RESULT IN FEDERAL INCOME
             TAX LIABILITY TO ME?

             No.

        T13. WHAT FEDERAL INCOME TAX LIABILITY RESULTS UPON THE EXERCISE OF A
             NON-STATUTORY OPTION?

             You will recognize ordinary income in the year in which the Non-statutory Option is exercised in an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price. This income will be reported by the Corporation on your W-2 wage statement for the year of exercise (or on a Form 1099 if you are not an employee), and you will be required to satisfy the tax withholding requirements applicable to this income.

        T14. WHAT ARE THE FEDERAL TAX CONSEQUENCES TO THE CORPORATION?

             The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income you recognize in connection with the exercise of the Non-statutory Option. The deduction will be allowed for the taxable year of the Corporation in which you recognize such ordinary income.

        T15. WILL I RECOGNIZE ADDITIONAL INCOME WHEN I SELL SHARES ACQUIRED
             UNDER A NON-STATUTORY OPTION?

             Yes. You will recognize a capital gain to the extent the amount realized upon the sale of such shares exceeds their fair market value at the time you recognized the ordinary income with respect to their acquisition. A capital loss will result to the extent the amount realized upon such sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one (1) year prior to the disposition. The holding period will normally start at the time the Non-statutory Option is exercised. For the tax rates applicable to long-term capital gains, please see Question T17.

        T16. WHAT ARE THE CONSEQUENCES OF PAYING THE EXERCISE PRICE OF A
             NON-STATUTORY OPTION IN THE FORM OF SHARES OF COMMON STOCK PREVIOUSLY ACQUIRED UPON THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR THROUGH OPEN-MARKET PURCHASES?

             You will not recognize any taxable income to the extent the shares of Common Stock received upon the exercise of the Non-statutory Option equal the number of shares of Common Stock delivered in payment of the exercise price. For Federal income tax purposes, these newly-acquired shares will have the same basis and holding period as the delivered shares. To the extent the delivered shares were acquired under an Incentive Option, the new shares received upon the exercise of the Non-statutory Option will continue to be subject to taxation as Incentive Option shares in accordance with the Incentive Option principles discussed in Questions T3-T7 above.

             The additional shares of Common Stock received upon the exercise of the Non-statutory Option will have to be reported as ordinary income for the year of exercise in an amount equal to their fair market value on the exercise date. These additional shares will have a tax basis equal to such fair market value, and their holding period will be measured from the exercise date.

                               FEDERAL TAX RATES

        T17. WHAT ARE THE APPLICABLE FEDERAL TAX RATES?

             REGULAR TAX RATES. Effective for the 1999 calendar year, ordinary income in excess of $283,150 ($141,575 for a married taxpayer filing a separate return) will be subject to the maximum federal income tax rate of 39.6%. The applicable $283,150 or $141,575 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 1999. Certain limitations are imposed upon a taxpayer's itemized deductions, and the personal exemptions claimed by the taxpayer are subject to phase-out. These limitations may result in the taxation of ordinary income at an effective top marginal rate in excess of 39.6%.

             CAPITAL GAIN TAX RATES. Short-term capital gains are subject to the same tax rates as ordinary income. Long-term capital gain is subject to a maximum federal income tax rate of 20%, provided the capital asset is held for more than one (1) year prior to sale or other taxable disposition.

             Beginning in 2001, capital gain recognized on the sale or disposition of capital assets held for more than five (5) years by individuals not subject to the 28% tax rate on their ordinary income will be subject to tax at a rate of 8%.

             Beginning in 2006, capital gain recognized on the sale or disposition of capital assets held for more than five (5) years by individuals subject to the 28% tax rate on their ordinary income will be taxed at a rate of 18%, provided the holding period for such property begins after December 31, 2000. However, any capital gain recognized on the sale or disposition of shares of the Corporation's common stock acquired under the Option Plan will NOT be eligible for the 18% tax rate unless those shares are acquired pursuant to options granted after December 31, 2000.

            ITEMIZED DEDUCTIONS. For the tax year ending December 31, 1999, itemized deductions are reduced by 3% of the amount by which the taxpayer's adjusted gross income for the year exceeds $126,600 ($63,300 for a married taxpayer filing a separate return). However, the reduction may not exceed 80% of the total itemized deductions (excluding medical expenses, casualty and theft losses, and certain investment interest expense) claimed by the taxpayer. The applicable $126,600 or $63,300 threshold is subject to cost-of-living adjustments in taxable years beginning after December 31, 1999.

             PERSONAL EXEMPTIONS. In addition, the deduction for personal exemptions claimed by the taxpayer is reduced by 2% for each $2,500 ($1,250 for a married taxpayer filing a separate return) or fraction thereof by which the taxpayer's adjusted gross income for the year exceeds a specified threshold amount. The applicable thresholds for 1999 are $189,950 for married taxpayers filing joint returns (and in certain instances, surviving spouses), $158,300 for heads of households, $126,600 for single taxpayers and $94,975 for married taxpayers filing separate returns. Accordingly, the deduction is completely eliminated for any taxpayer whose adjusted gross income for the year exceeds the applicable threshold amount by more than $122,500. The threshold amounts will be subject to cost-of-living adjustments in taxable years beginning after December 31, 1999.

                            ALTERNATIVE MINIMUM TAX

        T18. WHAT IS THE ALTERNATIVE MINIMUM TAX?

             The alternative minimum tax is an alternative method of calculating the income tax you must pay each year in order to assure that a minimum amount of tax is paid for the year. In general, the first $175,000 ($87,500 for a married taxpayer filing a separate return) of your alternative minimum taxable income for the year over the allowable exemption amount is subject to alternative minimum taxation at the rate of 26%. The balance of your alternative minimum taxable income is subject to alternative minimum taxation at the rate of 28%. However, the portion of your alternative minimum taxable income attributable to capital gain recognized upon the sale or disposition of capital assets held for more than twelve (12) months will be subject to a reduced alternative minimum tax rate of 20% (a 10% for individuals not subject to the regular 28% tax rate on their ordinary income). Beginning in 2001, the alternative minimum tax rate applicable to capital gain recognized upon the sale or disposition of capital assets held for more than five (5) years will be equal to the capital gain tax rate in effect for such gain for regular tax purposes. The alternative minimum tax will, however, be payable only to the extent that it exceeds your regular Federal income tax for the year (computed without regard to certain credits and special taxes).

        T19. HOW IS THE ALTERNATIVE MINIMUM TAX CALCULATED?

             Your alternative minimum taxable income is based upon your regular taxable income for the year, adjusted to (i) include certain additional items of income and tax preference and (ii) disallow or limit certain deductions otherwise allowable for regular tax purposes.

        T20. WHAT IS THE ALLOWABLE EXEMPTION AMOUNT?

             The allowable exemption amount is $45,000 for a married taxpayer filing a joint return, $33,750 for an unmarried taxpayer and $22,500 for a married taxpayer filing a separate return. The allowable exemption amount is, however, to be reduced by 25(cent) for each $1.00 by which the individual's alternative minimum taxable income for the year exceeds $150,000 for a married taxpayer filing a joint return, $112,500 for an unmarried taxpayer, and $75,000 for a married taxpayer filing a separate return.

        T21. IS THE SPREAD ON AN INCENTIVE OPTION AT THE TIME OF EXERCISE
             NORMALLY INCLUDIBLE IN ALTERNATIVE MINIMUM TAXABLE INCOME?

             Yes. The spread on an exercised Incentive Option (the excess of the fair market value of the purchased shares at the time of exercise over the aggregate exercise price paid for those shares) is normally included in the optionee's alternative minimum taxable income at the time of exercise, whether or not the shares are subsequently made the subject of a disqualifying disposition.

        T22. HOW WILL THE PAYMENT OF ALTERNATIVE MINIMUM TAXES IN ONE YEAR
             AFFECT THE CALCULATION OF MY TAX LIABILITY IN A LATER YEAR?

             If you pay alternative minimum taxes for one or more taxable years, the amount of the taxes so paid (subject to certain adjustments and reductions) will be applied as a partial credit against your regular tax liability (but not alternative minimum tax liability) for subsequent taxable years.

             Upon the sale or other disposition of the purchased shares, whether in the year of exercise or in any subsequent taxable year, your basis for computing the gain for purposes of alternative minimum taxable income (but not regular taxable income) will include the amount of the option spread previously included in your alternative minimum taxable income.



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

            REGISTRANT INFORMATION AND OPTION PLAN ANNUAL INFORMATION

            InSite Vision Incorporated is a Delaware corporation which maintains its principal executive offices at 965 Atlantic Avenue, Alameda, California 94501. The telephone number at the executive offices is (510) 865-8800. You may contact the Corporation at this address or telephone number for further information concerning the Option Plan and its administration.

            A copy of the Corporation's Annual Report to Stockholders for the Corporation's most recent fiscal year will be furnished to each participant in the Option Plan, and additional copies will be furnished without charge to each participant upon written or oral request to the Corporate Secretary, InSite Vision Incorporated, 965 Atlantic Avenue, Alameda, California 94501, or upon telephoning the Corporation at (510) 865-8800. In addition, any person receiving a copy of this Prospectus may obtain without charge, upon written or oral request to the Corporate Secretary, a copy of any of the documents listed below, which are hereby incorporated by reference into this Prospectus, other than certain exhibits to such documents:

        (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission (the "SEC") on March 31, 1999;

        (b) The Corporation's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999 filed with the SEC on May 14, 1999;

        (c) The Corporation's Current Report on Form 8-K filed with the Commission on March 3, 1999; and

        (d) The Corporation's Registration Statements on Form 8-A and Form 8-A12B filed with the Commission on August 27, 1993 and June 8, 1998, respectively, in which there are described the terms, rights and provisions applicable to the Corporation's outstanding Common Stock.

            The Corporation will also deliver to each participant in the Option Plan who does not otherwise receive such materials a copy of all reports, proxy statements and other communications distributed to the Corporation's stockholders.


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